UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2007

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 California Street, Suite 1350, San Francisco, California		94111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 217-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2007, we and certain of our affiliates entered into an amendment to the Credit Agreement dated August 21, 2007 with Arco Capital Corporation Ltd. ("Arco"). The amendment increased the principal amount of loans that may be outstanding at any one time under the Credit Agreement from $18.5 million to $23.5 million. Arco made the loans pursuant to a secured credit arrangement established pending completion of the secured credit arrangement provided for in the previously reported letter of intent between Arco and us. We used the proceeds of the loan to address margin calls and financing maturities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2007, we and certain of our affiliates entered into an amendment to the Credit Agreement dated August 21, 2007 with Arco. The amendment increased the principal amount of loans that may be outstanding at any one time under the Credit Agreement from $18.5 million to $23.5 million. Arco made the loans pursuant to a secured credit arrangement established pending completion of the secured credit arrangement provided for in the previously reported letter of intent between Arco and us. We used the proceeds of the loan to address margin calls and financing maturities.

Under the terms of the amended interim agreements and instruments, Arco may declare the loan to be immediately due and payable for failure to pay interest or principal when due, for failure to perform or observe any covenant or other obligation and upon the occurrence of certain bankruptcy or insolvency events, among other things. Repayment of the loan is collateralized by a security interest in property owned by us or certain of our affiliates, and the loan is guaranteed by certain of our affiliates. For more information, see the Amendment to Credit Agreement and the Note dated September 12, 2007 attached as exhibits to this filing and our Form 8-K report and the exhibits to that filing filed on August 27, 2007, which we incorporate by reference into this Item 2.03.

Item 8.01 Other Events.

As previously reported, since August 7, 2007, certain of our repurchase agreement counterparties have declared us in default. These declarations resulted in an event of default on our convertible senior notes of $90.0 million, in respect of which these notes may be declared to be immediately due and payable, and a program default on our commercial paper of $580.0 million, which has been declared to be immediately due and payable. Because of these events of default, we are prohibited under the terms of the indentures relating to our junior subordinated notes outstanding from paying the interest on or any other amount in respect of the securities that is required to be paid.

Item 9.01 Financial Statements and Exhibits.

10.1 - Amendment to Credit Agreement dated as of September 12, 2007.

10.2 - Note dated September 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

September 18, 2007	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Credit Agreement dated as of September 12, 2007
10.2	Note dated September 12, 2007